SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-OSCA INC

                    GABELLI SECURITIES
                                 3/15/02            2,500            27.8600
                    GAMCO INVESTORS, INC.
                                 3/15/02            6,500            27.8600
                    GABELLI ASSOCIATES LTD
                                 3/18/02           15,000            27.8600
                                 3/15/02           16,000            27.8600
                                 3/12/02           15,000            27.8516
                                 3/11/02            5,000-           27.9000
                    GABELLI ASSOCIATES FUND
                                 3/18/02           25,000            27.8600
                                 3/18/02            5,200-           27.8600
                                 3/15/02           11,025            27.8600
                                 3/12/02            6,100            27.8516


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.